SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|X|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to § 240.14a-12

WIDEPOINT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|	No fee required

|_|	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid: N/A

|_|	Fee paid previously with preliminary materials.

|_|	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Preliminary Proxy Solicitation Material - Dated December 20, 2004

WIDEPOINT CORPORATION
One Lincoln Centre, Suite 1100
Oakbrook Terrace, Illinois 60181

December 27, 2004

Dear Stockholder:

        We are pleased to invite you to attend our Annual Meeting of Stockholders. This year it will be held on Thursday January 27, 2005, at 10:00 a.m., Eastern Standard Time, at the Washington, D.C. offices of Foley & Lardner LLP, located at 3000 K Street N.W., Suite 500, Washington, D.C. 20007. The primary business of the meeting will be to:

•	elect directors;
•	approve the proposed amendment to the Company’s Certificate of Incorporation to increase the total number of authorized shares of Common Stock of the Company from 50 million to 110 million;
•	approve the proposed amendment to the Company’s 1997 Stock Incentive Plan to increase the number of shares of Common Stock issuable thereunder by 7 million shares; and
•	ratify the selection of independent accountants.

        A Notice of the Annual Meeting and the Proxy Statement follow. You will also find enclosed a proxy card. We invite you to attend the meeting in person, but if this is not feasible, we think it advisable for you to be represented by proxy. Therefore, if you cannot attend the meeting, we urge you to sign the enclosed proxy card and mail it promptly in the return-addressed, postage-prepaid envelope provided for your convenience.

Sincerely,
Steve L. Komar
Chairman of the Board, President and
Chief Executive Officer

WIDEPOINT CORPORATION
One Lincoln Centre, Suite 1100
Oakbrook Terrace, Illinois 60181

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

        Notice is hereby given that the Annual Meeting of Stockholders of WidePoint Corporation, a Delaware corporation (the “Company”), will be held at the Washington D.C. offices of Foley & Lardner LLP, located at 3000 K Street, N.W., Suite 500, Washington, D.C. 20007 on Thursday, January 27, 2005, at 10:00 a.m., Eastern Standard Time, for the following purposes:

1.	To re-elect two persons as Class I directors to serve for a three-year period until the Annual Meeting of Stockholders in the year 2007 and to increase the number of directors by electing two additional persons as Class III directors of the Company to serve for a two-year period until the Annual Meeting of Stockholders in the year 2006; and

2.	To approve a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the aggregate number of shares of Common Stock, par value $0.001 per share, that the Corporation shall have authority to issue from 50,000,000 shares to 110,000,000 shares; and

3.	To approve a proposed amendment to the Company’s 1997 Stock Incentive Plan to increase by 7,000,000 shares the number of shares of the Company’s Common Stock authorized for possible issuance under such plan; and

4.	To ratify the selection of Grant Thornton, LLP as the independent accountants for the Company for the current fiscal year; and

5.	To transact such other business as may properly come before the meeting.

        Only stockholders of record at the close of business on December 20, 2004 are entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,
James T. McCubbin
Secretary

December 27, 2004

YOUR VOTE IS IMPORTANT

Please date, sign and promptly return the enclosed proxy so that your shares may be voted in accordance with your wishes. Mail the proxy to us in the enclosed envelope, which requires no postage if mailed in the United States. The giving of the proxy does not affect your right to vote in person should you attend the meeting.

WIDEPOINT Corporation
One Lincoln Centre, Suite 1100
Oakbrook Terrace, Illinois 60181

PROXY STATEMENT

GENERAL

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of WidePoint Corporation, a Delaware corporation (“WidePoint” or the “Company”), of proxies of stockholders to be voted at the Annual Meeting of Stockholders to be held at the Washington, D.C. offices of Foley & Lardner LLP, located at 3000 K Street, N.W., Suite 500, Washington, D.C. 20007 at 10:00 a.m., Eastern Standard Time, on Thursday, January 27, 2005, and any and all adjournments thereof.

        Any stockholder executing a proxy retains the right to revoke it at any time prior to its being exercised by giving written notice to the Secretary of the Company.

        This Proxy Statement and the accompanying proxy are being mailed or given to stockholders of the Company on or about December 27, 2004.

VOTING SECURITIES

        As of December 20, 2004, a total of 26,680,949 shares of common stock of the Company, par value $.001 per share (“Common Stock”), which is the only class of voting securities of the Company, were issued and outstanding. All holders of record of the Common Stock as of the close of business on December 20, 2004, are entitled to one vote for each share held at the Annual Meeting, or any adjournment thereof, upon the matters listed in the Notice of Annual Meeting. Cumulative voting is not permitted.

        Shares of Common Stock represented by proxy will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote (1) FOR the election of the nominees for director listed herein (or their substitutes in the event any of the nominees is unavailable for election); (2) FOR the approval of the proposed amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of Common Stock of the Company from 50 million to 110 million; (3) FOR the approval of the proposed amendment to the Company’s 1997 Stock Incentive Plan to increase the number of shares of Common Stock issuable thereunder by 7 million; (4) FOR the ratification of the selection of Grant Thornton LLP as the independent accountants for the Company for the current fiscal year; and (5) in their discretion, with respect to such other business as may properly come before the meeting.

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting. The number of shares represented at the meeting in person or by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

        The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by directors, officers, regular employees or other agents of the Company in person or by telephone. We have retained American Stock Transfer to assist in the solicitation of proxies. American Stock Transfer will charge approximately $2,000 plus out-of-pocket expenses.

PROPOSAL ONE – ELECTION OF DIRECTORS

        The Company’s Board of Directors is classified into the following three classes of directors, with approximately one-third of the directors serving in each such class of directors and with one class of directors being elected at each annual meeting of stockholders of the Company to serve for a term of three years or until the earlier expiration of the term of their class of directors or until their successors are elected and take office as provided below:

CLASS I – TERM EXPIRES AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS

Mark Mirabile – presently serving Norman Wareham – presently serving

CLASS II – TERM EXPIRES AT THE 2005 ANNUAL MEETING OF STOCKHOLDERS

Steve Komar – presently serving James McCubbin – presently serving

CLASS III – TERM EXPIRES AT THE 2006 ANNUAL MEETING OF STOCKHOLDERS

James Ritter – presently serving Mark Fuller – expansion nominee John Crowley – expansion nominee

        The Bylaws of the Company provide that the Board of Directors will determine the number of directors to serve on the Board. The Company’s Board of Directors presently consists of five members. The five members of the Company’s Board of Directors are identified above, along with the additional nominees of Mark Fuller and Jack Crowley who have been nominated to join and expand the Board of Directors to seven persons (i) as required under the terms of the agreements entered into by the Company in its acquisition of Chesapeake Government Technologies, Inc. (“Chesapeake”) in March 2004. The Board of Directors has nominated Messrs. Fuller and Crowley as Class III directors and not as Class I directors in order to keep a balance as nearly as possible in the number of directors serving in each class of directors in conformity with the provisions and intent of the staggered board provisions of the Company’s Certificate of Incorporation and Bylaws.

        Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the persons named below. The Company does not contemplate that the persons named below will be unable or will decline to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy will vote for a substitute, or substitutes, in their discretion. The following table sets forth information regarding the nominees:

	POSITION WITH		DIRECTOR
NAME	THE COMPANY	AGE	SINCE
Mark Mirabile	Director, Vice President
	and Chief Operations Officer
	of WidePoint	41	2002
Norman Wareham	Director of WidePoint	50	1997
Mark Fuller	Chief Executive Officer of
	Chesapeake, a wholly-owned
	subsidiary of WidePoint	48	--
Jack Crowley	President of Chesapeake, a
	wholly-owned subsidiary
	of WidePoint	43	--

        Mark Mirabile has served as a Class I director of the Company since his appointment in April 2002. Mr. Mirabile has also served as the Vice President and Chief Operations Officer for the Company since December 2001. From June 2000 to November 2001, Mr. Mirabile served as the Vice President of Sales and Marketing for the Company. Prior to that time, from November 1992 to May 2000, Mr. Mirabile served as the Vice President of Eclipse Information Systems, Inc. (“Eclipse”), a wholly-owned subsidiary of the Company. Mr. Mirabile was a co-founder of Eclipse prior to its acquisition by the Company in December 1998. Mr. Mirabile has over 20 years experience in information technology at both the executive and technical levels. He has an Associates Degree in Applied Science-Accounting from Daley Community College in Chicago.

        Norman Wareham has served as a Class I director of the Company since December 1997. Mr. Wareham served as the Company’s Vice President, Secretary and Chief Financial Officer from September 1996 until August 1998. Mr. Wareham is President of Wareham Management Ltd. and provides management consulting and accounting services to public companies in Canada and the United States. Mr. Wareham is a certified accountant and has been engaged in the public practice of accounting for over 20 years.

        Mark Fuller is being nominated as a Class III director and presently serves as the Chief Executive Officer of Chesapeake, a wholly-owned subsidiary of the Company. The Company acquired Chesapeake on March 24, 2004. Mr. Fuller was a co-founder of Chesapeake and has served as its Chief Executive Officer since its inception in February 2004. Mr. Fuller has also served as Chairman and CEO of Chesapeake Partners, Inc., a business consulting company, since October 2001. From December 2000 to October 2002, Mr. Fuller served as President of Network Services for Verizon Avenue, a wholly-owned subsidiary of Verizon Communications Inc. Verizon Avenue was originally founded as One Point Communications, where Mr. Fuller served as President of Network Services from January 1999 to December 2000. Prior thereto, Mr. Fuller served as Vice President of ACSI (which later became known as e.spire), from November 1994 to November 1998. From August 1993 to November 1994, Mr. Fuller served as Director of MCI Sales for Teleport Communications Group. From March 1988 to August 1993, Mr. Fuller held various management positions with MCI Telecommunications, Inc. Mr. Fuller also served 9 years in the United States Army where he rose to the rank of Major prior to leaving active duty in March 1988. Mr. Fuller is a graduate of the United States Military Academy at West Point, New York where he received a Bachelor of Science degree in Applied Science and Engineering.

        John Crowley is being nominated as a Class III director and presently serves as the President of Chesapeake, a wholly-owned subsidiary of the Company. The Company acquired Chesapeake on March 24, 2004. Mr. Crowley was a co-founder of Chesapeake and has served as its President since its inception in February 2004. From September 2002 to March 2004, Mr. Crowley served as Vice President of Strategic Partnerships and Alliances at AT&T Corp. From March 1992 to September 2002, Mr. Crowley served as Vice President of Strategic Ventures and Alliances at MCI Telecommunications, Inc. From 1983 to 1992, Mr. Crowley held various management and consulting positions with different companies, including United City Traders and PricewaterhouseCoopers. Mr. Crowley received his Bachelor of Science degree in Business Administration from Georgetown University.

        MANAGEMENT RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS OF THE COMPANY.

Meetings of the Board of Directors and Committees

        The Board of Directors met four times during 2003. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and committee(s) on which he served while he was a director and committee member during 2003.

Audit and Finance Committee

        The Board of Directors has an Audit and Finance Committee, which conducted four meetings during 2003 and presently consists of Norman Wareham and James Ritter. Under the corporate governance listing standards of the Nasdaq Stock Market to which the Company is not legally subject but with which the Board desires to voluntarily and substantially comply, Messrs. Wareham and Ritter are “independent” directors. The Audit and Finance Committee is responsible for meeting with the Company’s independent accountants to review the proposed scope of the annual audit of the Company’s books and records, reviewing the findings of the independent accountants upon completion of the annual audit, and reporting to the Board of Directors with respect thereto. All of the members of the Audit Committee are considered by the Board to be financially literate and the Board has determined that Mr. Wareham is deemed to be an “Audit Committee financial expert” as defined by the rules of the U. S. Securities and Exchange Commission (“SEC”). The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Appendix 1.

Compensation Committee

        The Board of Directors also has a Compensation Committee, which conducted four meetings during 2003, presently consists of Norman Wareham, Steve Komar and James Ritter, and is responsible for advising the Board on matters relating to the compensation of officers and key employees and certain of the Company’s employee benefit plans.

Nominating Committee

        The Board of Directors also has a Nominating Committee, which conducted one meeting during 2003, presently consists of Steve Komar and James Ritter and is responsible for advising the Board on matters relating to the identification of nominees to the Board of Directors. Under the corporate governance listing standards of the Nasdaq Stock Market to which the Company is not legally subject but with which the Board desires to voluntarily and substantially comply, Mr. Ritter is an “independent” director and Mr. Komar is not an “independent” director. The Company does not have a Nominating Committee charter.

Policy Regarding Director Nominating Process

        The Nominating Committee has adopted a policy pursuant to which a shareholder who has owned at least 5% of the Company’s outstanding shares of Common Stock for at least two years may recommend a director candidate that the Committee will consider when there is a vacancy on the Board either as a result of a director resignation or an increase in the size of the Board. Such recommendation must be made in writing addressed to the Chairperson of the Nominating Committee at the Company’s principal executive offices and must be received by the Chairperson at least 120 days prior to the anniversary date of the release of the prior year’s proxy statement. Although the Committee has not formulated any specific minimum qualifications that the Committee believes must be met by a nominee that the Committee recommends to the Board, the factors it will take into account will include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. There will be no differences between the manner in which the Committee evaluates a nominee recommended by a shareholder and the manner in which the Committee evaluates nominees recommended by other persons.

Policy Regarding Shareholder Communication with Directors

        Stockholders desiring to communicate with a director, the non-management directors as a group or the full Board may address such communication to the attention of the Secretary of the Company at the Company’s executive offices and such communication will be forwarded to the intended recipient or recipients.

Policy Regarding Director Attendance at Annual Meetings

        The Company has adopted a policy that each director should attempt to attend each annual meeting of stockholders. Four of the five members of the Board of Directors attended last year’s annual meeting that was held on December 18, 2003.

Meetings of Non-Management Directors

        Non-management members of the Board of Directors conduct at least two regularly-scheduled meetings per year without members of management being present. Mr. Ritter serves as the presiding director of such meetings.

Code of Business Conduct and Ethics

        The Board of Directors has adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees pursuant to rules of the Securities and Exchange Commission and in voluntary, substantial compliance with recently amended Nasdaq Stock Market corporate governance listing standards. A copy of this document is set forth on the Company’s website at www.widepoint.com.

COMPENSATION AND RELATED MATTTERS

The following Summary Compensation Table sets forth the annual salary (column c) and bonus (column d) paid and options granted (column g) during each of the past three years to the Chief Executive Officer of the Company, as well as the executive officers of the Company at December 31, 2003 whose annual salary and bonus in 2003 exceeded $100,000.

Summary Compensation Table
					Long-Term Compensation
Annual Compensation					Awards		Payouts
(a) Name and Principal Position	(b) Year	(c) Salary ($)	(d) Bonus ($)	(e) Other Annual Compensation[1] ($)	(f) Restricted Stock Award(s) $	(g) Securities Underlying Options (#)	(h) LTIP Payouts ($)
Steve Komar	2003	$ 40,000	$ 22,000	$ -0-	$ -0-	100,000	$ -0-
Chief Executive Officer	2002	$ 12,000	$ -0-	$ -0-	$ -0-	500,000	$ -0-
and President	2001	$ 12,000	$ -0-	$ -0-	$ -0-	-0-	$ -0-

James McCubbin	2003	$119,000	$ -0-	$ -0-	$ -0-	-0-	$ -0-
Vice President & Chief	2002	$119,000	$ 31,500	$ -0-	$ -0-	-0-	$ -0-
Financial Officer	2001	$134,302	$ -0-	$ -0-	$ -0-	500,000	$ -0-

Mark Mirabile	2003	$119,000	$ 43,500	$ -0-	$ -0-	-0-	$ -0-
Vice President & Chief	2002	$119,000	$ -0-	$ -0-	$ -0-	-0-	$ -0-
Operations Officer	2001	$133,681	$ -0-	$ -0-	$ -0-	500,000	$ -0-

1	Does not report the approximate cost to the Company of an automobile allowance furnished to the above persons, which amounts do not exceed the lesser of either $50,000 or 10% of the total of the person’s annual salary and bonuses for 2003.

The following Option Grants Table sets forth, for each of the named executive officers, information regarding individual grants of options granted in 2003 and their potential realizable value. Information regarding individual option grants includes the number of options granted, the percentage of total grants to employees represented by each grant, the per-share exercise price and the expiration date. The potential realizable value of the options are based on assumed annual 0%, 5% and 10% rates of stock price appreciation over the term of the option.

Option Grants Table
Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term[4]
Name	Options Granted (#)[1]	% of Total Options Granted to Employees in Fiscal Year[2]	Exercise Price($/SH)[3]	Expiration Date	0%	5%	10%
Steve Komar	50,000	12.5%	$0.09	4/21/2013	$ 0	$ 2,830	$ 7,172
Steve Komar	50,000	12.5%	$0.13	12/31/2013	$ 0	$ 4,088	$10,359

1 The reported options were granted by the Company to the named executive officer under the Company’s 1997 Stock Incentive Plan. The option expiring on April 21, 2013 for 50,000 shares of the Company’s Common Stock vests as to 25,000 shares on July 21, 2003, 12,500 shares on April 21, 2004 and 12,500 shares on April 21, 2005. The option expiring on December 31, 2013 for 50,000 shares of the Company’s Common Stock vests on December 31, 2004 as to 100% of the shares of Common Stock underlying the option.

2 Based on options for a total of 400,000 shares of Common Stock granted to all employees or directors in 2003.

3 The per share exercise price is equal to the fair market value per share of Common Stock on the date of grant of the option.

4 The potential realizable values shown in the columns are net of the option exercise price. These amounts assume annual compounded rates of stock price appreciation of 0%, 5%, and 10% from the date of grant to the option expiration date, a term of ten years. These rates have been set by the U.S. Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of the Company’s Common Stock. Actual gains, if any, on stock option exercises are dependent on several factors including the future performance of the Company’s Common Stock, overall stock market conditions, and the optionee’s continued employment through the vesting period. The amounts reflected in this table may not actually be realized.

        The following Option Exercises and Year-End Value Table is set forth herein because it sets forth, for each of the named executive officers, information regarding the number and value of unexercised options at December 31, 2003. No options were exercised by such persons during 2003.

Aggregate Option Exercises and Fiscal Year-End Option Value Table
(a) Name	(b) Number of Shares Acquired on Exercise	(c) Value Realized ($)	(d) Number of Securities Underlying Unexercised Options at FY-End (#) [1] Exercisable/Unexercisable	(e) Value of Unexercised In- The-Money Options at FY- End ($) Exercisable/Unexercisable [2]
Steve Komar	-0-	-0-	425,000/175,000[3]	$25,000/ $7,000

James McCubbin	-0-	-0-	401,000/100,000[4]	$0 / $0

Mark Mirabile	-0-	-0-	401,000/100,000[5]	$0 / $0

1 The reported options were granted by the Company to the named executive officer under the Company’s 1997 Stock Incentive Plan (the “Plan”).

2 Market value of underlying shares at December 31, 2003, minus the exercise price.

3 The above-reported options entitle Mr. Komar to purchase from the Company (i) 400,000 shares of Common Stock at an exercise price of $0.07 per share through July 7, 2012, pursuant to a stock option granted to him on July 7, 2002 under the Plan, all of which shares are currently vested and exercisable, and (ii) 25,000 shares of Common Stock at an exercise price of $0.09 per share through April 24, 2013 pursuant to a stock option granted to him on April 24, 2003 and which fully vested on July 24, 2003, and (iii) 100,000 shares of Common Stock at an exercise price of $0.07 per share through July 7, 2012, pursuant to a stock option granted to him on July 7, 2002, with such shares vested on January 3, 2004, (iv) 25,000 shares of Common Stock at an exercise price of $0.09 per share through April 24, 2013 pursuant to a stock option granted to him on April 24, 2003 of which 12,500 shares fully vested on April 21, 2004 and for which 12,500 shares will vest on April 21, 2005 or by an earlier vesting decision as may be granted by the Compensation Committee, (v) 50,000 shares of Common Stock at an exercise price of $0.13 per share through December 31, 2013 pursuant to a stock option granted to him on December 31, 2003, with all such shares fully vesting on December 31, 2004 or by an earlier vesting decision as may be granted by the Compensation Committee.

4 The above-reported options entitle Mr. McCubbin to purchase from the Company (i) 1,000 shares of Common Stock at an exercise price of $1.35 per share through July 3, 2010 pursuant to a stock option granted to him on July 3, 2000, of which all such shares are currently exercisable, (ii) 400,000 shares of Common Stock at an exercise price of $0.17 per share through January 2, 2011, pursuant to a stock option granted to him on January 2, 2001, of which all such shares are currently exercisable, (iii) 100,000 shares of Common Stock at an exercise price of $0.17 per share through January 2, 2011, pursuant to a stock option granted to him on January 2, 2001, with such shares vested on January 2, 2004.

5 The above-reported options entitle Mr. Mirabile to purchase from the Company (i) 1,000 shares of Common Stock at an exercise price of $1.35 per share through July 3, 2010 pursuant to a stock option granted to him on July 3, 2000, of which all such shares are currently exercisable, (ii) 400,000 shares of Common Stock at an exercise price of $0.17 per share through January 2, 2011, pursuant to a stock option granted to him on January 2, 2001, of which all such shares are currently exercisable, and (iii) 100,000 shares of Common Stock at an exercise price of $0.17 per share through January 2, 2011, pursuant to a stock option granted to him on January 2, 2001, with such shares vested on January 2, 2004.

        No Long-Term Incentive Plan Awards Table is set forth herein because no long-term incentive plan awards were made to the above-named executive officers during 2003.

Equity Compensation Plan Information

        The following table sets forth information as of December 31, 2003, with respect to the Company’s compensation plans under which its Common Stock is authorized for issuance:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance (excluding securities reflected in column (a))
Equity Compensation Plans:
approved by security holders	2,112,000	$0.14	888,000
not approved by security holders	- 0 -	$ -0-	- 0 -
Total	2,112,000		888,000

Employment Agreements and Arrangements

        On July 1, 2002, the Company entered into an employment agreement with Steve Komar, Chief Executive Officer and President of the Company. The employment agreement had an initial term expiring on July 1, 2004 with four renewable one-year options remaining. On July 1, 2004, the Company and Mr. Komar exercised the first of such one-year renewal options. The agreement provides for (1) a base salary of $40,000 per year, (2) a home office/automobile expense allowance of $500 per month to cover such expenses incurred in the pursuit of Company business; (3) a phone allowance of $100 per month to cover such expenses incurred in the pursuit of Company business; (4) reimbursement for additional actual business expenses consistent with the Company’s existing policies that have been incurred for the benefit of the Company; (5) paid medical and other benefits consistent with the Company’s existing policies with respect to key executives of the Company, as such policies may be amended from time to time in the future; and (6) performance incentive bonuses as may be granted annually at the discretion of the Compensation Committee of the Board of Directors.

        On July 1, 2002, the Company entered into an employment agreement with James McCubbin, Chief Financial Officer of the Company. The employment agreement had an initial term expiring on July 1, 2004 with four renewable one-year options remaining. On July 1, 2004, the Company and Mr. McCubbin exercised the first of such one-year renewal options. The agreement provides for (1) a base salary of $119,000 per year, (2) a home office/automobile expense allowance of $500 per month to cover such expenses incurred in the pursuit of Company business; (3) reimbursement for additional actual business expenses consistent with the Company’s existing policies that have been incurred for the benefit of the Company; (4) paid medical and other benefits consistent with the Company’s existing policies with respect to key executives of the Company, as such policies may be amended from time to time in the future; and (5) performance incentive bonuses as may be granted annually at the discretion of the Compensation Committee of the Board of Directors.

        On July 1, 2002, the Company entered into an employment agreement with Mark Mirabile, Chief Operations Officer of the Company. The employment agreement had an initial term expiring on July 1, 2004 with four renewable one-year options remaining. On July 1, 2004, the Company and Mr. Mirabile exercised the first of such one-year renewal options. The agreement provides for (1) a base salary of $119,000 per year, (2) a home office/automobile expense allowance of $500 per month to cover such expenses incurred in the pursuit of Company business; (3) reimbursement for additional actual business expenses consistent with the Company’s existing policies that have been incurred for the benefit of the Company; (4) paid medical and other benefits consistent with the Company’s existing policies with respect to key executives of the Company, as such policies may be amended from time to time in the future; and (5) performance incentive bonuses as may be granted annually at the discretion of the Compensation Committee of the Board of Directors.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Board of Directors consists of Messrs. Komar, Wareham and Ritter. Mr. Steve Komar is the Company’s current Chairman of the Board, President and Chief Executive Officer. Mr. Norman Wareham served as the Company’s Vice President, Secretary and Chief Financial Officer from September 1996 until August 1998. Mr. James Ritter is the Company’s current Assistant Secretary.

Compensation Committee Report on Executive Compensation

        The Compensation Committee consists of Steve Komar, Norman Wareham and James Ritter, with Mr. Ritter serving as Chairman of the Committee. The Compensation Committee determines the compensation paid to the Chief Executive Officer and the other executive officers and consultants of the Company. Mr. Komar, who is currently serving as the Chief Executive Officer of the Company, does not participate in the determination by the Committee of the compensation paid to the Chief Executive Officer. The Compensation Committee believes that for the Company to be successful long-term and for the Company to increase stockholder value, the Company must be able to hire, retain, adequately compensate and financially motivate talented and ambitious executives. The Compensation Committee attempts to reward executives for both individual achievement and overall Company success.

Executive compensation is made up of three components:

        Base Salary. An executive’s base salary is initially determined by considering the executive’s level of responsibility, prior experience and compensation history. Published salaries of executives in similar positions at other companies of comparable size (sales and/or number of employees) is also considered in establishing base salary.

        Stock Options. In 1997, the Company adopted the 1997 Stock Incentive Plan to provide stock option awards to certain executives of the Company and its subsidiaries. The Compensation Committee believes that the granting of stock options is directly linked to increased executive commitment and motivation and to the long-term success of the Company. The Compensation Committee awards stock options to certain executives of the Company and its subsidiaries. Mr. Komar, who is currently serving as the Chief Executive Officer of the Company, does not participate in the determination by the Committee of any stock options to be granted to the Chief Executive Officer. The Compensation Committee uses both subjective appraisals of the executive’s performance and the Company’s performance and financial success during the previous year to determine option grants.

        Bonus. The Company has also implemented an executive bonus program for certain of its executives. Such bonuses are based, in part, on the Company’s financial performance during the previous fiscal year including achievement of gross revenue and net income targets. In addition, objective individual measures of performance compared to the individual’s business unit profit performance may be considered. A subjective rating of the executive’s personal performance may also be considered. Bonuses may be paid in cash or Common Stock or a combination of cash and Common Stock. Bonuses are typically linked to a percentage of base salary.

        In early 2003, the Compensation Committee recommended to the Board of Directors and the Board of Directors approved a compensation package for the Company’s Chief Operations Officer, Mark Mirabile, and the Company’s Vice President and Chief Financial Officer, James McCubbin, that included a base salary of approximately $119,000 in 2003 for each of Mr. Mirabile and Mr. McCubbin , plus a possible bonus for each of them of up to 125% of their base salary. Receipt of the bonus is subject to the Company’s achievement of certain performance criteria, including gross revenue and net income targets. If the performance criteria are not achieved or the executive is no longer employed by the Company (other than a for cause termination), a bonus may be awarded in the discretion of the Compensation Committee. A bonus of $22,000 was awarded to Mr. Komar, a bonus of $43,500 was awarded to Mr. Mirabile and a bonus of $ 31,500 was awarded to Mr. McCubbin in 2003, based upon the achievement of certain performance criteria established by the Compensation Committee.

        In determining the 2003 compensation packages for these executive officers, the Compensation Committee considered certain achievements that both executives provided in satisfying milestones in executing the Company’s strategic repositioning of the Company.

        Exceptions to the general principles stated above can be made when the Compensation Committee deems them appropriate and in the best interests of stockholders. The Compensation Committee regularly considers other forms of compensation and modifications of its present policies, and will make changes as it deems appropriate. The competitive opportunities to which the Company’s executives are exposed frequently come from private companies or divisions of large companies, for which published compensation data is often unavailable and, therefore, the Compensation Committee’s information about such opportunities is often anecdotal.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, establishes a limit on the deductibility of annual compensation for certain executive officers that exceeds $1,000,000 per year unless certain requirements are met. The Company does not anticipate that any employee will exceed such $1,000,000 cap in the near future but will consider whether any necessary adjustments are appropriate if it becomes likely that any executive officer’s compensation may exceed the $1,000,000 limit.

Compensation Committee
James Ritter (Chairman)
Steve Komar
Norman Wareham

        The foregoing Compensation Committee report shall not be deemed to be filed with the Securities and Exchange Commission for purposes of the Securities Exchange Act of 1934 (the “1934 Act”), nor shall such report be deemed to be incorporated by reference in any past or subsequent filing by the Company under the 1934 Act or the Securities Act of 1933, as amended (the “1933 Act”).

Stock Options

        1997 Stock Incentive Plan. In May 1997, the Board of Directors adopted, and in December 1997 the stockholders of the Company approved, the Company’s 1997 Stock Incentive Plan (the “Plan”), which provides for the award of a variety of equity-based incentives, including stock awards, stock options, stock appreciation rights, phantom shares, performance unit appreciation rights and dividend equivalents (collectively, “Stock Incentives”). The Plan is administered by the Compensation Committee and provides for the grant of Stock Incentives to officers, key employees and consultants of the Company to purchase up to an aggregate of 3,000,000 shares of Common Stock at not less than 100% of fair market value of the Common Stock on the date granted. The vesting and exercisability of any Stock Incentives granted under the Incentive Plan is subject to the determination of and criteria set by the Committee. As of December 20, 2004, options to purchase a total of 2,112,000 shares of Common Stock under the Plan, at prices ranging from $0.07 to $1.35 per share, were outstanding, of which options to purchase 1,886,340 shares were presently exercisable.

        1997 Directors Formula Stock Option Plan. In May 1997, the Board of Directors adopted, and in December 1997 the stockholders of the Company approved, the Company’s 1997 Directors Formula Stock Option Plan (the “Director Plan”). Other than Messrs. Wareham and Ritter, directors of the Company who are not employed by the Company and who do not perform services for the Company are eligible to receive options under the Director Plan. The Director Plan is administered by a committee which presently consists of Messrs. Komar and McCubbin. Options become exercisable when vested and expire ten years after the date of grant, subject to such shorter period as may be provided in the agreement. A total of 140,000 shares of Common Stock are reserved for possible issuance upon the exercise of options under the Director Plan. During 2003, options granted to and vested with the directors were returned to the Company. There are no options presently outstanding under the Director Plan.

        Other Options. Options were granted on April 21, 2003 by the Board of Directors outside of the Director Plan to Messrs. Ritter and Wareham, who abstained from voting on such matter, for each of Messrs. Ritter and Wareham to purchase (i) 50,000 shares of Common Stock at a price of $0.09 per share through April 21, 2013, of which options to purchase 25,000 shares vested on July 21, 2003, 12,500 shares vested on April 21, 2004, and the remaining 12,500 shares will vest on April 21, 2005, and (ii) 50,000 shares of Common Stock at a price of $0.13 per share through December 31, 2013 with all of the shares vesting on December 31, 2004.

Directors’ Fees

        Directors who are not officers or employees of the Company receive an annual fee of $12,000.

AUDIT COMMITTEE REPORT

Overview

        The Board of Directors has an Audit and Finance Committee, which conducted four meetings during 2003 and presently consists of Norman Wareham and James Ritter. Under the corporate governance listing standards of the Nasdaq Stock Market to which the Company is not legally subject but with which the Board desires to voluntarily and substantially comply, Messrs. Wareham and Ritter are “independent” directors. The Audit and Finance Committee is responsible for meeting with the Company’s independent accountants to review the proposed scope of the annual audit of the Company’s books and records, reviewing the findings of the independent accountants upon completion of the annual audit, and reporting to the Board of Directors with respect thereto. All of the members of the Audit Committee are considered by the Board to be financially literate and the Board has determined that Mr. Wareham is deemed to be an “Audit Committee financial expert” as defined by the rules of the U. S. Securities and Exchange Commission (“SEC”).

Financial Statement Review

        The Audit Committee has: (a) reviewed and discussed the audited financial statements with the management of the Company; (b) discussed with the Company’s independent auditors, Grant Thornton LLP, the matters required to be discussed by Statement on Auditing Standards No. 61; (c) received from the Company’s independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1, and has discussed with the Company’s independent auditors their independence; and (d) based on the review and discussions referred to in clauses (a), (b) and (c) above, recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2003 for filing with the SEC.

Independent Auditors

        The Company’s Board of Directors appointed the accounting firm of Grant Thornton LLP to serve as the Company’s independent accountants for the fiscal year ending December 31, 2003, 2002 and 2001. Upon the recommendation of the Audit Committee, the Board has selected Grant Thornton LLP as the Company’s independent auditor for fiscal year 2004.

Audit Committee Policies and Procedures For Pre-Approval of Independent Auditor Services

        The following describes the Audit Committee’s policies and procedures regarding pre-approval of the engagement of the Company’s independent auditor to perform audit as well as permissible non-audit services for the Company.

        For audit services, the independent auditor will provide the Committee with an engagement letter during the March-May quarter of each year outlining the scope of the audit services proposed to be performed in connection with the audit of the current fiscal year. If agreed to by the Committee, the engagement letter will be formally accepted by the Committee at an Audit Committee meeting held as practicably as possible following receipt of the engagement letter. The independent auditor will submit to the Committee for approval an audit services fee proposal after acceptance of the engagement letter.

        For non-audit services, company management may submit to the Committee for approval (during June or September of each fiscal year) the list of non-audit services that it recommends the committee engage the independent auditor to provide for the fiscal year. The list of services must be detailed as to the particular service and may not call for broad categorical approvals. Company management and the independent auditor will each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year may be provided. The Committee will consider for approval both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

        To ensure prompt handling of unexpected matters, the Audit Committee delegates to its Chairperson the authority to amend or modify the list of approved permissible non-audit services and fees. The Chairperson will report any action taken pursuant to this delegation to the Committee at its next meeting.

        All audit and non-audit services provided to the Company are required to be pre-approved by the Committee. The Chief Financial Officer of the Company will be responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Audit Committee.

        The foregoing report is submitted by the members of the Audit Committee.

Audit Committee of the Board of Directors
Norman Wareham (Chairman)
James Ritter

Audit and Non-Audit Fees

Audit Fees

        The Company paid Grant Thornton LLP approximately $33,000 in audit and review fees for fiscal year 2003 and approximately $32,000 in audit and review fees for fiscal year 2002.

Audit-Related Fees

        The Company did not pay Grant Thornton LLP any audit-related fees for fiscal year 2003 or for fiscal year 2002 for services reasonably related to the performance of the audit or review of the Company’s financial statements other than those reported in the foregoing “Audit Fees” subsection.

Tax Fees

        The Company did not pay Grant Thornton LLP any tax fees for fiscal year 2003 or for fiscal year 2002 for professional services rendered to the Company for tax compliance, tax advice, tax planning and/or the preparation of tax returns.

All Other Fees

        The Company did not pay Grant Thornton LLP any other fees for fiscal year 2003 or for fiscal year 2002 for products and services other than those reported in the foregoing “Audit Fees” subsection.

PRINCIPAL STOCKHOLDERS

The following table sets forth the number of shares of Common Stock beneficially owned as of December 20, 2004 by: (i) each person known by the Company to be the beneficial owner of 5% or more of such class of securities, (ii) each director of the Company and (iii) all directors and officers of the Company as a group.

Directors, Nominees and 5% Stockholders	Number of Shares of Common Stock(1)	Percent of Outstanding Common Stock(1)
Michael Higgins (2)	1,488,000	5.6%
Steve Komar (3)	1,427,500	5.4%
Norman Wareham (4)	87,500	0.1%
James McCubbin (5)	1,366,000	5.1%
James Ritter (6)	89,000	0.1%
Mark Mirabile (7)	1,536,000	5.8%
Mark Fuller (8)	1,360,991	5.1%
John Crowley (9)	1,360,993	5.1%
Jay Wright (10)	1,360,993	5.1%

Daniel Turissini (11)	2,726,852	10.2%
Fred Thorton (12)	1,851,852	6.9%
Richard Montgomery (13)	1,939,352	7.3%
All directors and
officers as a group
(8 persons) (14)	9,954,836	37.3%

(1)	Assumes in the case of each stockholder listed in the above list that all presently exercisable warrants or options held by such stockholder were fully exercised by such stockholder, without the exercise of any warrants or options held by any other stockholders.

(2)	The address of Mr. Higgins is 12408 Rivers Edge Drive, Potomac, Maryland 20854.

(3)	Includes (i) 865,000 shares of Common Stock purchased by Mr. Komar from the Company on July 8, 2002 in a private transaction without registration under the Securities Act of 1933, pursuant to the private offering exemption under Section 4(2) thereof, (ii) 500,000 shares of Common Stock that may be purchased by Mr. Komar from the Company at a price of $0.07 per share until July 7, 2012, pursuant to a stock option grant to him on January 7, 2002, (iii) 12,500 shares of Common Stock at an exercise price of $0.09 per share through April 24, 2013 pursuant to a stock option granted to him on April 24, 2003, and (iv) 50,000 shares of Common Stock at an exercise price of $0.13 per share through December 31, 2013 pursuant to a stock option granted to him on December 31, 2003, with all such shares fully vesting on December 31, 2004 or by an earlier vesting decision as may be granted by the Compensation Committee. Does not include (i) 12,500 shares of Common Stock that may be purchased by Mr. Komar from the Company at a price of $0.09 per share until April 24, 2013 pursuant to a stock option grant to him on April 24, 2003 which shall vest on April 21, 2005 or by an earlier vesting decision as may be granted by the Compensation Committee,, and (ii) a warrant to purchase up to 1,333,333 shares of Common Stock at an exercise price of $0.235 granted to Mr. Komar on July 14, 2004, which shall vest upon a determination by the Compensation Committee that the Company has achieved certain performance goals which change each year.

(4)	Includes (i) 37,500 shares of Common Stock that may be purchased by Mr. Wareham from the Company at a price of $0.09 per share until April 24, 2013, pursuant to a stock option granted to him on April 24, 2003 under the Plan, and (ii) 50,000 shares of Common Stock that may be purchased by him at a price of $0.13 per share through December 31, 2013, under an option granted on December 31, 2003, with all such shares vesting on December 31, 2004. Does not include 12,500 shares of Common Stock that may be purchased by him at a price of $0.09 per share through April 24 2013, under an option granted on April 24, 2003, with all such shares vesting on April 24, 2005.

(5)	Includes (i) 865,000 shares of Common Stock purchased by Mr. McCubbin from the Company on July 8, 2002 in a private transaction without registration under the Securities Act of 1933, pursuant to the private offering exemption under Section 4(2) thereof, (ii) 500,000 shares of Common Stock that may be purchased by Mr. McCubbin from the Company at a price of $0.17 per share until January 2, 2011, pursuant to a stock option grant to him on January 2, 2001, and (iii) includes 1,000 shares of Common stock that may be purchased by Mr. McCubbin from the Company at a price of $1.35 per share until July 3, 2010, pursuant to a stock option granted to him on July 3, 2000. Does not include a warrant to purchase up to 1,333,333 shares of Common Stock at an exercise price of $0.235 granted to Mr. McCubbin on July 14, 2004, which shall vest upon a determination by the Compensation Committee that the Company has achieved certain performance goals which change each year.

(6)	Includes (i) 1,500 shares of Common Stock owned directly by Mr. Ritter, (ii) 37,500 shares of Common Stock that may be purchased by Mr. Ritter from the Company at a price of $0.09 per share until April 24, 2013, pursuant to a stock option granted to him on April 24, 2003 under the Plan, and (iii) 50,000 shares of Common Stock that may be purchased by him at a price of $0.13 per share through December 31, 2013, under an option granted on December 31, 2003, with all such shares vesting on December 31, 2004. Does not include 12,500 shares of Common Stock that may be purchased by him at a price of $0.09 per share through April 24 2013, under an option granted on April 24, 2003, with all such shares vesting on April 24, 2005.

(7)	Includes (i) 865,000 shares of Common Stock purchased by Mr. Mirabile from the Company on July 8, 2002 in a private transaction without registration under the Securities Act of 1933, pursuant to the private offering exemption under Section 4(2) thereof, (ii) 170,000 shares of Common Stock issued to Mr. Mirabile in December 1998 in connection with the Company’s prior acquisition of Eclipse, (iii) 500,000 shares of Common Stock that may be purchased by Mr. Mirabile from the Company at a price of $0.17 per share until January 2, 2011, pursuant to a stock option grant to him on January 2, 2001, and (iv) 1,000 shares of Common Stock that may be purchased by Mr. Mirabile from the Company at a price of $1.35 per share until July 3, 2010, pursuant to a stock option granted to him on July 3, 2000. Does not include a warrant to purchase up to 1,333,333 shares of Common Stock at an exercise price of $0.235 granted to Mr. Mirabile on July 14, 2004, which shall vest upon a determination by the Compensation Committee that the Company has achieved certain performance goals which change each year.

(8)	Includes 1,360,991 shares of Common Stock issued to Mr. Fuller in March 2004 in connection with the Company’s acquisition of Chesapeake Government Technologies, Inc. (“Chesapeake”). Does not include a warrant to purchase up to 1,814,658 shares of Common Stock at an exercise price of $0.235 issued to Mr. Fuller in connection with the Company’s acquisition of Chesapeake, which warrant will become exercisable in the event Mr. Fuller achieves certain performance criteria as set forth in the acquisition agreements entered into between the Company, Chesapeake and Mr. Fuller in connection with such acquisition. Mr. Fuller serves as the CEO of Chesapeake, a wholly-owned subsidiary of the Company.

(9)	Includes 1,360,993 shares of Common Stock issued to Mr. Crowley in March 2004 in connection with the Company’s acquisition of Chesapeake. Does not include a warrant to purchase up to 1,814,658 shares of Common Stock at an exercise price of $0.235 issued to Mr. Crowley in connection with the Company’s acquisition of Chesapeake, which warrant will become exercisable in the event Mr. Crowley achieves certain performance criteria as set forth in the acquisition agreements entered into between the Company, Chesapeake and Mr. Crowley in connection with such acquisition. Mr. Crowley serves as the President of Chesapeake, a wholly-owned subsidiary of the Company.

(10)	Includes 1,360,993 shares of Common Stock issued to Mr. Wright in March 2004 in connection with the Company’s acquisition of Chesapeake. Does not include a warrant to purchase up to 1,814,658 shares of Common Stock at an exercise price of $0.235 issued to Mr. Wright in connection with the Company’s acquisition of Chesapeake, which warrant will become exercisable in the event Mr. Wright achieves certain performance criteria as set forth in the acquisition agreements entered into between the Company, Chesapeake and Mr. Wright in connection with such acquisition. Mr. Wright serves as a consultant to the Company.

(11)	Includes 2,726,852 shares of Common Stock issued to Mr. Turissini in connection with the Company’s acquisition in October 2004 of Operational Research Consultants, Inc. (“ORC”), of which 1,851,852 shares are held in escrow and subject to possible return to the Company in the event ORC does not achieve certain performance levels of a post-closing basis as provided in such acquisition agreements. Mr. Turissini serves as the C.E.O. of ORC, a wholly-owned subsidiary of the Company.

(12)	Includes 1,851,852 shares of Common Stock issued to Mr. Thornton in connection with the Company’s acquisition in October 2004 of ORC, of which all such shares are held in escrow and subject to possible return to the Company in the event ORC does not achieve certain performance levels of a post-closing basis as provided in such acquisition agreements. Mr. Thornton is the retired C.E.O. of ORC and resides at 1540 Crystal Lake Dr., Portsmouth, VA 23701.

(13)	Includes 1,939,352 shares of Common Stock issued to Mr. Montgomery in connection with the Company’s acquisition in October 2004 of ORC, of which 1,851,852 shares are held in escrow and subject to possible return to the Company in the event ORC does not achieve certain performance levels of a post-closing basis as provided in such acquisition agreements. Mr. Montgomery serves as a consultant to the Company.

(14)	Includes the shares referred to as included in notes (3), (4), (5), (6), (7), (8), (9) and (11) above. Does not include the shares referred to as not included in notes (2), (3), (4), (5), (6), (7), (8), (9), and (10) above.

Barron Partners Stock Ownership

        In October 2004, the Company completed a financing with Barron Partners L.P. (“Barron”) for an aggregate amount of $3,580,000, under a preferred stock purchase agreement and related agreements. As a result of the financing, Barron owns 2,045,714 shares of the Company’s Series A Convertible Preferred Stock, which are convertible into a total of 20,457,140 shares of Common Stock, and Barron owns warrants entitling it to purchase a total of 10,228,571 shares of Common Stock. Barron’s rights to convert such Series A Convertible Preferred Stock and/or to exercise such warrants are subject to contractual limitations which restrict its ability to acquire such shares at any time in the event Barron would own more than a total of 4.99% of the outstanding shares of Common Stock following such conversion and/or exercise. The aforementioned restriction may be removed by Barron upon 61 days notice to the Company from Barron, but in the event that Barron elects to remove such restriction, then Barron and its affiliates can only vote the shares of Common Stock held by Barron and its affiliates which result in Barron and its affiliates having no more than 22% of the total voting power of all outstanding shares of Common Stock at any time. Assuming that Barron elects to remove the restriction on its ability to own no more than 4.99% of the outstanding shares of Common Stock and assuming that the Company’s stockholders approve the proposed increase in the total amount of authorized shares of Common Stock of the Company, then in the event Barron were to convert all of its Series A Convertible Preferred Stock into shares of Common Stock and Barron were to exercise all of its warrants to purchase shares of Common Stock, then it would own an aggregate of 43% of the then outstanding shares of Common Stock, subject to the above-described voting restriction.

Certain Relationships and Related Transactions

Promissory Notes with Executive Officers of the Company

        Pursuant to stock purchase agreements entered into on July 8, 2002, between the Company and each of Messrs. Komar, McCubbin and Mirabile, the Company privately sold 865,000 shares of Common Stock to each such person without registration under the Securities Act of 1933, pursuant to the private offering exemption under Section 4(2) thereof, in consideration for the issuance by each such person to the Company of a three-year full-recourse promissory note in the principal amount of $181,650 (which equals $0.07 per share, being the closing price of the Common Stock on July 8, 2002) and bearing interest at 5% per annum, with equal annual principal payments of $60,550 being due on July 5th of each year. In 2003, the largest aggregate amount of indebtedness outstanding under these promissory notes were the following approximate amounts for each such person: Mr. Komar – $64,000; Mr. McCubbin – $64,000; and Mr. Mirabile – $64,000. As of December 20, 2004, the amount of indebtedness outstanding under these promissory notes were the following approximate amounts for each such person: Mr. Komar — $44,000; Mr. McCubbin — $44,000; and Mr. Mirabile — $44,000.

Acquisition of Chesapeake Government Technologies, Inc.

        On April 30, 2004, the Company closed upon the acquisition of all the issued and outstanding shares of Chesapeake Government Technologies, Inc. (“Chesapeake”), pursuant to the terms of an Agreement and Plan of Merger, dated as of March 24, 2004, by and among the Company, Chesapeake Acquisition Corporation, Chesapeake and Mark Fuller, John Crowley and Jay Wright, who were the sole shareholders of Chesapeake. The Company issued 4,082,980 shares of Common Stock to Messrs. Fuller, Crowley and Wright as the sole shareholders in consideration for all of the issued and outstanding shares of Chesapeake owned by them. In conjunction with this closing, the sole shareholders also entered into an escrow agreement with the Company and deposited 3,266,384 shares of the 4,082,980 newly issued shares of Common Stock into escrow.

        The 3,266,384 shares of Common Stock placed into escrow will be released to Messrs. Fuller, Crowley and Wright in the event of the satisfaction of certain conditions set forth in the merger agreement, which provides that during the period commencing after the closing of the merger and ending on December 31, 2005, the 3,266,384 shares of common stock will be released to Messrs. Fuller, Crowley and Wright in a ratio based on the amount of revenues actually received by the Company from the business acquired from Chesapeake. The December 31, 2005, escrow expiration date may be extended for one additional year by the Company in the event we determine that Messrs. Fuller, Crowley and Wright have achieved certain performance levels in the latter part of 2005. In the event the Company does not receive certain levels of revenues from the business acquired from Chesapeake, then any of the 3,266,384 shares of Common Stock to which Messrs. Fuller, Crowley and Wright have not become entitled to receive will be returned to the Company.

        The merger agreement also provides that in the event the revenues actually received by the Company from the business acquired from Chesapeake equals or exceeds certain levels before December 31, 2005, then the Company will prepare a proxy statement for its then next ensuing Annual Meeting of Stockholders to ask the Company’s stockholders to vote upon a proposal to increase the size of the Board of Directors from a total of seven persons to a total of nine persons, with one of the candidates for such two newly created director positions to be nominated by the sole shareholders and with the other candidate to be mutually agreed upon between the Company and the sole shareholders; provided, however that at any time after Messrs. Fuller, Crowley or Wright are no longer employed by the Company, then the persons who are serving on our Board of Directors as designees of Messrs. Fuller, Crowley and Wright shall resign from their positions as directors of WidePoint.

        Pursuant to the terms of the merger agreement, the Company caused Chesapeake to enter into employment/non-competition agreements with each of Mark Fuller and John Crowley and a consulting agreement with Jay Wright. As part of the potential compensation that may be earned by each of Messrs. Fuller, Crowley and Wright, the Company issued to each such person a warrant to purchase 1,814,658 additional shares of Common Stock at an exercise price of $0.235 per share, with each such warrant only being exercisable in the event that the revenues actually received by the Company from the business acquired from Chesapeake exceed the maximum levels required for the sole shareholders to receive all of the 3,266,384 shares of Common Stock placed in escrow.

Acquisition of Operational Research Consultants, Inc.

        On October 25, 2004, the Company completed the acquisition of Operational Research Consultants, Inc. (“ORC”) a privately held IT and engineering firm providing mission-critical sensitive and strategic information security solutions to the United States Government. To finance the acquisition, the Company completed a convertible preferred financing with Barron, an accredited investor, and utilized a line of credit which the Company maintains with RBC-Centura Bank. The Company entered into a stock purchase agreement with ORC and Fred Thornton, Richard Montgomery and Daniel Turissini, the sole stockholders of ORC, to effectuate the acquisition, and entered into a preferred stock purchase agreement and a registration rights agreement with Barron in connection with the financing.

        Pursuant to the stock purchase agreement between the Company, ORC and Messrs. Thornton, Montgomery and Turissini, the Company agreed to purchase and acquire all of ORC’s outstanding common stock. In consideration for the ORC stock, the Company will pay Messrs. Thornton, Montgomery and Turissini an aggregate of $5,000,000 payable in a combination of cash, promissory note and Common Stock, less a receivables holdback. The receivables holdback will be held in escrow and released at certain milestone dates, over a three year period pursuant to a certain formula.

        The aggregate consideration to be paid by the Company to Messrs. Thornton, Montgomery and Turissini shall be adjusted in the event that ORC’s 2004 revenue is less than $8,000,000 and for any set-offs, recoupments and/or payments of losses. The agreement also provides a clawback provision in the event that the losses or indemnity amounts exceed the receivables holdback.

STOCK PERFORMANCE CHART

        The following chart compares the cumulative total stockholder return for the Common Stock of the Company (and its predecessors) with the Russell 2000 and the RDG Technology Composite for the five years ended December 31, 2003.

	1998	1999	2000	2001	2002	2003

WidePoint	$ 100.00	$ 60.36	$ 4.30	$ 3.45	$ 4.14	$ 3.59
Corporation

Russell 2000	100.00	121.26	117.59	120.52	95.83	141.11

RDG Technology	100.00	157.96	117.38	104.39	76.77	104.01
Composite

The foregoing Stock Performance Chart shall not be deemed to be filed with the Securities and Exchange Commission for purposes of the 1934 Act, nor shall such material be deemed to be incorporated by reference in any past or subsequent filing by the Company under the 1934 Act or the 1933 Act.

PROPOSAL TWO – AMENDMENT TO INCREASE SHARES

        The Company is presently authorized to issue 50,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. At December 20, 2004, (i) a total of 26,680,949 shares of Common Stock were outstanding, (ii) 20,707,014 shares of Common Stock were reserved for issuance under a portion of the outstanding shares of the Series A Convertible Preferred Stock of the Company and a portion of the outstanding options and warrants issued by the Company, (iii) 23,212,543 additional shares of Common Stock are currently needed by the Company for reservation under the remaining portion of the outstanding shares of the Series A Convertible Preferred Stock of the Company and the remaining portion of the outstanding options and warrants issued by the Company, (iv) 4,000,000 additional shares are needed by the Company to satisfy a contractual requirement by Barron Partners LP (“Barron”) for such shares to be reserved for issuance under the Company’s 1997 Stock Incentive Plan and (v) an additional number of shares of Common Stock is desired by the Company to effect potential acquisitions, financing transactions and other beneficial transactions. As such, on December 1, 2004, the Board of Directors of the Company approved, subject to approval by the stockholders of the Company, of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 shares to 110,000,000 shares.

        In October 2004, the Company entered into equity financing transactions with Barron Partners LP (“Barron”) pursuant to which Barron paid $3,580,000 to the Company in consideration for the issuance by the Company to Barron of (i) 2,045,714 shares of the Company’s Series A Convertible Preferred Stock, which are convertible into an aggregate of 20,457,140 shares of Common Stock, and (ii) warrants to purchase an additional 10,228,571 shares of Common Stock at $0.40 per share. The Company used the net proceeds from this financing transaction with Barron to pay part of the purchase price in the Company’s acquisition that same month of Operational Research Consultants, Inc. (“ORC”). At the time of the closing of such equity financing transaction between the Company and Barron, the Company did not have a sufficient amount of unreserved shares of Common Stock to underlie the total number of shares of Series A Convertible Preferred Stock and warrants to be issued by the Company to Barron.

        In order to allow the Company to close upon this equity financing transaction with Barron, the following occurred: (i) the members of the executive management of the Company and its Chesapeake subsidiary (Messrs. Komar, McCubbin, Mirabile, Fuller, Crowley and Wright) agreed with the Company to amend the terms of warrants previously issued by the Company to such persons in order to make the exercisability of such warrants thereafter contingent upon the Company’s stockholders approving an increase in the total number of authorized shares of Common Stock, thereby allowing the 9,443,974 shares of Common Stock previously reserved for issuance under such warrants to become available to be reserved for issuance under a portion of the Series A Convertible Preferred Stock and warrants to be issued by the Company to Barron; and (ii) the Company and Barron agreed that the remaining 13,542,855 shares of Common Stock underlying the balance of the Series A Convertible Preferred Stock and warrants to be issued by the Company to Barron would be contingent upon the Company’s stockholders approving an increase in the total number of authorized shares of Common Stock.

        The amendment to the warrants previously issued by the Company to the above-referenced members of the executive management of the Company and its Chesapeake subsidiary provide that the Company will seek the approval of its stockholders to increase the total number of authorized shares of Common Stock of the Company in order to allow for a sufficient number of authorized shares of Common Stock to again be reserved for issuance under such warrants. Similarly, the financing agreements between the Company and Barron provide that the Company is required to seek and obtain the approval of its stockholders to increase the total number of authorized shares of Common Stock of the Company in order to allow for a sufficient number of authorized shares of Common Stock to be reserved for issuance under all the shares of Series A Convertible Preferred Stock and all the warrants issued by the Company to Barron. The financing agreements between the Company and Barron further provide that in the event the Company is unable to obtain the necessary approval of its stockholders to increase the total number of authorized shares of Common Stock in an amount which is sufficient to provide for enough shares to be reserved under the securities issued to Barron, as well as to satisfy an additional requirement by Barron for the Company to amend its 1997 Stock Incentive Plan to reserve for issuance thereunder 10% of the outstanding shares of the Company’s Common Stock for future issuance to employees of the Company and its subsidiaries to better incentivize such employees, then the Company must continue to thereafter seek such stockholders approval until obtained. Thus, the failure by the Company’s stockholders to approve this Proposal Two to increase the total number of authorized shares of Common Stock will result in the Company being required to incur the additional costs needed to call and conduct additional and repeated meetings of stockholders of the Company until such increase in the total number of authorized shares of Common Stock of the Company is approved.

        The Company also needs to increase its total number of authorized shares of Common Stock because in the Company’s acquisition of ORC, the Company agreed to reserve at least 1,111,111 shares of Common Stock for issuance under stock options to be issued to continuing employees of ORC who will be working to grow the business of ORC as a new subsidiary of the Company.

        The Company further desires to increase its total number of authorized shares of Common Stock because the Company believes the additional shares will be necessary to provide the Company with the flexibility of having a sufficient amount of equity securities available to effect potential acquisitions, financing transactions and other beneficial transactions in the future. These acquisitions and/or other transactions, if effected, would be expected to result in increased revenues and asset value, which, in turn, would be expected to enhance shareholder value. In addition, the Board believes that the increase in the total number of authorized shares of Common Stock will enable the Company to seek alternative sources of financing through the possible private and/or public sale of its securities. This anticipated flexibility in financing options would provide the Company with the ability to seek additional potential acquisitions and to obtain additional funds for working capital as may be necessary in the future. Other than as described above, the Company has no specific plans for the future issuance of additional shares of Common Stock.

        Although the Board of Directors’ purpose for seeking an increase in the number of authorized shares of our Common Stock is not intended for anti-takeover purposes, it should be noted that authorized or unissued shares of Common Stock, if issued, could be used by incumbent management to make more difficult and thereby discourage an attempt to acquire control of us. For example, the shares could be privately placed with purchasers who might support the Board of Directors in opposing a hostile take-over bid. The issuance of the new shares could also be used to dilute the stockownership and the voting power of the third party seeking to remove directors, replace incumbent directors, accomplish certain business transactions or alter or amend provisions of our Certificate of Incorporation. To the extent that it would impede any such attempts, the issuance of additional shares of Common Stock following effectiveness of the proposed amendment to our Certificate of Incorporation could potentially serve to perpetuate the existing management.

        Approval of the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 shares to 110,000,000 shares requires the affirmative vote of the holders of at least a majority of the total number of outstanding shares of Common Stock. A copy of this proposed amendment to the Company’s Amended and Restated Certificate of Incorporation is attached hereto as Exhibit A.

MANAGEMENT RECOMMENDS THAT YOU VOTE TO APPROVE THE PROPOSED AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK THAT THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE.

PROPOSAL THREE – PROPOSED AMENDMENT TO 1997 STOCK INCENTIVE PLAN

        On December 1, 2004, the Board of Directors of the Company approved an amendment to the Company’s 1997 Stock Incentive Plan (the “Plan”) providing for an increase of 7,000,000 shares in the total number of shares of Common Stock authorized for issuance under the Plan from 3,000,000 shares to 10,000,000 shares. At December 20, 2004, there were only 888,000 shares available for the granting of additional options in the future. Pursuant to contractual commitments entered into by the Company in its acquisition of ORC, the Company is required to grant additional options to the continuing employees of ORC to acquire up to 1,111,111 shares of Common Stock. Pursuant to additional contractual commitments entered into between the Company and Barron pursuant to which Barron provided an aggregate of $3,580,000 in equity financing to the Company for the Company’s acquisition of ORC, Barron required the Company to agree to amend the Plan to increase the total number of shares of Common Stock authorized for issuance under the Plan to equal at least 10% of the total number of outstanding shares of Common Stock because Barron desires the Company to grant to the employees of the Company and its subsidiaries a greater number of options to purchase shares of Common Stock in order to incentivize all employees to a greater degree and to more closely align the interests of the Company’s employees with the interests of the Company’s stockholders through increased ownership of the Common Stock of the Company.

        Approval of the amendment to the Plan by the holders of a majority of the Company’s outstanding shares of Common Stock present or represented at the Annual Meeting is required for the amendment to be duly adopted and become effective. In the event the stockholders of the Company do not approve this amendment to the Plan, then the contractual agreements entered into between Barron and the Company will require the Company incur the additional costs needed to call and conduct additional and repeated meetings of stockholders of the Company until such amendment to the Plan is approved.

        The following description of the material provisions of the Plan is qualified by reference to the full provisions of the Plan, a copy of which is set forth as Exhibit B to this Proxy Statement.

        Administration. The Plan is administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company consisting of directors appointed by the Board. The members of the Committee are not eligible to receive options under the Plan. The Committee has the authority to determine the employees to whom options are granted and, subject to the provisions of the Plan, the terms of the options granted and whether such options are incentive stock options under Section 422A of the Code (“ISOs”) or non-qualified stock options (“NQSOs”). (ISOs and NQSOs granted under the Plan are collectively referred to hereinafter as “Options.”)

        Purpose. The purpose of the Plan is to attract, retain and motivate officers and key employees of the Company and its subsidiaries and to provide a means by which such persons may be given an opportunity to acquire a proprietary interest in the Company through the ownership of Common Stock.

        Eligible Employees. The Plan provides for the granting of ISOs only to executive officers and key employees of the Company and its subsidiaries that are selected by the Committee. Approximately 45 persons currently are eligible to participate under the Plan. The Company has not determined the specific amounts of options or persons to whom additional options will be granted in the future.

        Number of Authorized Shares. Subject to possible adjustment in the event of a recapitalization, stock split or similar transaction, a total of 3,000,000 shares of Common Stock currently are authorized for possible issuance under the Plan. The proposed amendment to the Plan calls for the authorization of an additional 7,000,000 shares of Common Stock over the amount previously authorized for issuance under the Plan. As of December 20, 2004, Options to purchase a total of 2,112,000 shares of Common Stock under the Plan, at prices ranging from $0.07 to $1.35 per share, were outstanding. Therefore, only 888,000 shares are available for the granting of additional options in the future, which amount of shares are insufficient for the Company to satisfy its current contractual commitments to each of Barron and the continuing employees of ORC, as well as provide an additional amount of shares to be available for the granting of additional Options under the Plan to further incentivize the employees of the Company and its subsidiaries. Shares of Common Stock subject to Options that lapse or are canceled in the future will become available for issuance pursuant to other Options to be granted under the Plan.

        Option Exercise and Payment. The aggregate fair market value of the shares of Common Stock with respect to which ISOs granted under the Plan are exercisable for the first time by an optionee during any calendar year may not exceed $100,000. Furthermore, no ISO may be granted under the Plan to any person who, as the time of the grant, owns capital stock of the Company possessing more than 10% of the total combined voting power of the Company, unless the exercise price of the ISO is at least 110% of the fair market value on the date of grant of the shares of Common Stock subject to the ISO, and the term of the ISO does not exceed five years from the date of grant.

        The exercise price of ISOs as well as NQSOs under the Plan may not be less than the fair market value of the Common Stock on the date of the Option grant. In some cases, as discussed above, the exercise price of ISOs may not be less than 110% of the fair market value of the Common Stock on the date of grant. “Fair market value” is defined under the Plan generally to mean the high and low sales prices of the Common Stock on a particular date as reported by the NASDAQ SmallCap Market (or such other national securities exchange or interdealer quotation system on or in which the shares of Common Stock are listed or included in the future).

        The Plan currently requires that the exercise price of an ISO granted thereunder be paid for (i) in cash, (ii) in shares of Common Stock already owned by the optionee and valued at their fair market value on the date of exercise of the Option, (iii) by requesting the Company to withhold from the number of shares of Common Stock otherwise issuable upon exercise of the Option that number of shares of Common Stock having an aggregate fair market value on the date of exercise equal to the Option price for all the shares of Common Stock subject to such exercise or (iv) by a combination of (i), (ii) and/or (iii) above, in the manner provided in the Option agreement entered into in connection with each Option.

        No Option granted under the Plan may be exercised after the expiration of 10 years from the date it was granted. No Option granted under the Plan will become exercisable until at least six months following its date of grant.

        Subject to the above limitations, provisions relating to the time or times at which an Option may be exercisable will be included in the Option agreement entered into by the Company and an optionee upon the granting of an Option. Options granted under the Plan are non-transferable by the optionee otherwise than by will or the laws of descent and distribution and are exercisable during the optionee’s lifetime only by him or her.

        Adjustments Upon Changes in Capitalization. In the event a change in the Company’s capitalization results from a stock split or payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without the receipt of consideration, appropriate adjustments will be made in the exercise price of and number of shares subject to all outstanding Options. In the event of a proposed dissolution or liquidation of the Company, each Option will terminate unless otherwise provided by the Board of Directors. In the event of a proposed sale of substantially all of the assets of the Company, or the merger of the Company with or into another corporation, outstanding Options will be assumed or equivalent options will be substituted unless the Board of Directors makes the Options fully exercisable prior to the merger. If the Board makes an Option terminate upon a merger or sale of assets, the Board will notify the optionee that the Option will be fully exercisable for a period of 30 days from the date of such notice and the Option will terminate upon the expiration of such period.

        Amendment and Termination of the Plan. The Plan provides that the Board of Directors may amend the Plan at any time or from time to time or may terminate it without the approval of shareholders; provided, however, that the approval of the holders of a majority of the outstanding shares of the Company entitled to vote is required for any amendment which would (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number of shares of Common Stock which may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. No such action by the Board of Directors or shareholders may unilaterally alter or impair any Option previously granted under the Plan without the consent of the optionee.

        Federal Income Tax Consequences. The grant or exercise of an ISO generally will not result in taxable income to the optionee. However, the amount by which the fair market value of the shares of Common Stock at the time of the exercise of an ISO exceeds the exercise price will be included in determining the optionee’s alternative minimum tax under the Code. Generally, if shares acquired upon the exercise of an ISO are sold more than two years from the date of grant of the ISO and more than one year from the date of exercise, the amount, if any, by which the sale price of such shares exceeds the exercise price will qualify as a long-term capital gain and will not be subject to ordinary income tax rates. If those holding periods are satisfied, no deduction will be available to the Company upon the sale of shares acquired through the exercise of an ISO. If the optionee disposes of the shares before expiration of those holding periods, the optionee will realize at the time of such disposition taxable ordinary income equal to the lesser of (i) the excess of the shares’ fair market value on the date of exercise over the exercise price or (ii) the optionee’s actual gain, if any, on the purchase and sale.

        The grant of a NQSO generally will not result in taxable income to the optionee. However, upon exercise of a NQSO, the excess of the fair market value of the shares of Common Stock on the exercise date over the exercise price generally will constitute ordinary taxable income to the optionee. In the event of a subsequent sale of shares acquired upon exercise of a NQSO, the amount, if any, by which the sale price of such shares after the date of exercise of the NQSO exceeds the exercise price of the NQSO will generally qualify as a capital gain. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the optionee, provided any federal income tax withholding requirements are satisfied.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE AMENDMENT AUTHORIZING THE ADDITIONAL SHARES OF COMMON STOCK FOR POSSIBLE ISSUANCE UNDER THE PLAN.

PROPOSAL FOUR – INDEPENDENT ACCOUNTANTS

        The Company’s Board of Directors has appointed the accounting firm of Grant Thornton LLP to serve as the Company’s independent accountants for the current fiscal year ending December 31, 2004. The firm was retained during 2001 as part of a bid process to replace the Company’s prior independent accountants, Arthur Andersen, LLP. The Company believes that Grant Thornton has performed its duties efficiently and professionally since its appointment in 2001. The Company also believes that Grant Thornton is highly regarded in its field and has a thorough understanding of the Company’s business. A resolution will be presented at the Annual Meeting to ratify the appointment by the Company’s Board of Directors of Grant Thornton, LLP to serve as the Company’s independent public accountants for the fiscal year of 2004. A majority vote of the Company’s outstanding shares of Common Stock present or represented at the Annual Meeting is required for ratification. A representative of Grant Thornton, LLP will be present at the Annual Meeting to answer any questions concerning the Company’s financial statements and to make a statement if he desires to do so.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF AUDITORS.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission.  Statements of Changes in Beneficial Ownership of Securities on Form 4 are required to be filed before the end of the second business day following the day on which the change in beneficial ownership occurred.  The Company believes that all reports of securities ownership and changes in such ownership required to be filed during 2003 were timely filed.

2005 STOCKHOLDER PROPOSALS

        Proposals of stockholders intended to be presented at the 2005 Annual Meeting, which presently is expected to be held in mid-May 2005, must be received by the Secretary of the Company, One Lincoln Centre, Suite 1100 Oakbrook Terrace, Illinois 60181, no later than January 14, 2005 (i.e., 120 days prior to the expected date of the mailing of the 2005 proxy statement), in order for them to be considered for inclusion in the 2005 Proxy Statement. A shareholder desiring to submit a proposal to be voted on at next year’s Annual Meeting, but not desiring to have such proposal included in next year’s proxy statement relating to that meeting, should submit such proposal to the Company by March 31, 2005 (i.e., at least 45 days prior to the expected date of the mailing of the proxy statement). Failure to comply with that advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the Annual Meeting without having had a discussion of the proposal in the proxy statement.

OTHER MATTERS

        Management is not aware of any other matters to be considered at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed Proxy will vote said Proxy in accordance with their discretion.

By Order of the Board of
Directors
WIDEPOINT CORPORATION
James T. McCubbin
Secretary

December 27, 2004

PROXY

WIDEPOINT CORPORATION
One Lincoln Centre, Suite 1100
Oakbrook Terrace, Illinois 60181

        This proxy is solicited by the Board of Directors for the ANNUAL MEETING OF STOCKHOLDERS of WidePoint Corporation, a Delaware corporation (the “Company”), on January 27, 2005, 10:00 a.m., local time.

        The undersigned appoints James McCubbin and Steve Komar, and each of them, a proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.001 per share, of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on January 27, 2005, or at any and all adjournment(s) thereof, with all powers the undersigned would have if personally present.

The Board of Directors recommends voting FOR the following proposals:	Please mark your votes as indicated in
this example |X|
1.	To Elect Directors	WITHHOLD	CLASS I DIRECTORS - MARK MIRABILE AND NORMAN WAREHAM
	FOR the nominees	AUTHORITY
	listed to the right	to vote for the nominees	CLASS III DIRECTORS - MARK FULLER AND JOHN CROWLEY
	(except as marked to the	listed to the right
contrary)
	|_|	|_|	(INSTRUCTION: To withhold authority for a nominee, write that nominee's name on the space provided below)._______________________________________________

2.	Proposal to amend the Amended and Restated Certificate of Incorporation	3.	Proposal to increase by 7,000,000 additional shares the number of shares
	to increase the number of authorized shares of Common Stock to		of Common Stock authorized for issuance under the 1997 Stock Incentive Plan.
	110,000,000 shares.

FOR	AGAINST	ABSTAIN	FOR	AGAINST	ABSTAIN
|_|	|_|	|_|	|_|	|_|	|_|

4.	Proposal to ratify the selection of Grant Thornton, LLP as the	5.	In their discretion the Proxies are authorized to vote upon such other
	independent accountants for the Company for the current		business as properly may come before the meeting.
	fiscal year.

FOR	AGAINST	ABSTAIN	FOR	AGAINST	ABSTAIN
|_|	|_|	|_|	|_|	|_|	|_|

Sign exactly as your name appears hereon. When signing in a representative or fiduciary capacity, indicate title. If shares are held jointly, each holder should sign.
Date __________________________, 2005
_____________________________________
_____________________________________
Signature of Stockholder(s)

THE SHARES WILL BE VOTED AS DIRECTED ABOVE, AND WITH RESPECT TO OTHER MATTERS OF BUSINESS PROPERLY BEFORE THE MEETING AS THE PROXIES SHALL DECIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 and 5.

APPENDIX 1

WidePoint Corporation’s Audit Committee Charter

I. Purpose

The primary purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of WidePoint Corporation (the “Company”) is to assist the Board in fulfilling its oversight responsibilities with respect to: (i) the Company’s accounting, auditing, and financial reporting processes; (ii) the integrity of the Company’s financial statements; (iii) the Company’s internal controls and procedures designed to promote compliance with accounting standards and applicable laws and regulations; and (iv) the appointment, and evaluation of the qualifications and independence, of the Company’s independent auditors.

II. Membership

The Committee shall be comprised of two or more members of the Board, each of whom shall satisfy the independence and financial literacy requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”) and the Securities and Exchange Commission (the “SEC”). At least one member of the Committee shall meet the requirements of Rule 4350(d)(2)(A)(i) of the Nasdaq Marketplace Rules and, unless the Board shall otherwise determine, shall also be an “Audit Committee Financial Expert”, as defined by SEC regulations. Each member shall be free from any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment. The Board must determine that each member of the Committee: (i) qualifies as an “independent director” under Rule 4200 of the Nasdaq Marketplace Rules, unless the Board determines that an exemption to such qualification is available under Nasdaq Rule 4350(d)(2)(B), (ii) meets the “independence” requirements under Section 10A of the Securities Exchange Act of 1934 (the “Exchange Act”) and (iii) satisfies the other requirements of Rule 4350(d)(2) of the Nasdaq Marketplace Rules.

The members of the Committee and the Chairman of the Committee shall be appointed annually by the Board of Directors. Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

The Committee shall meet at least four times annually, or more frequently as the Committee may determine. Members of management, the Company’s independent auditors and others shall attend meetings to provide pertinent information, as necessary. As part of its goal of fostering open communication, during its regularly scheduled meetings the Committee shall meet in separate executive sessions with management and with the independent auditors to discuss any matters that the Committee or any of these groups believes should be discussed privately. The Chairman of the Committee shall report to the Board regularly regarding the Committee’s activities and actions, including at the first Board meeting following any Committee meeting.

The Chairman or, in the event of his absence from any meeting, another member of the Committee designated by vote of the members in attendance at such meeting, will chair all meetings of the Committee and set the agendas for such meetings. Any other member of the Committee shall have the right to submit items to be included on the agenda for any Committee meeting.

The Committee shall keep regular minutes of its meetings and report the same to the Board from time to time and upon request.

III. Duties and Responsibilities

The Committee shall have and may exercise the powers of the Board in matters relating to the following duties and responsibilities, to the fullest extent permitted by law:

Independent Auditors – Appointment and Oversight

1.	The Committee shall be directly responsible for the appointment, compensation, retention, termination and oversight of the work of the Company’s independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting). The independent auditors shall report directly to the Committee.

2.	The Committee shall approve in advance all auditing services (including comfort letters and statutory audits) performed by the independent auditors. The Committee shall approve in advance all non-audit services performed by the independent auditors as permitted under Section 10A of the Exchange Act. The Committee may delegate to one or more members the authority to grant pre-approvals required by this section, in which case the decision of such member or members shall be presented to the Committee at the next scheduled meeting of the Committee. All approvals shall be in accordance with the Committee’s Auditor Pre-Approval Policy, as amended from time to time.

3.	The Committee shall annually review and discuss with the independent auditors all relationships the independent auditors have with the Company in order to evaluate their continued independence. In this regard, the Committee shall (i) review on an annual basis a written statement from the independent auditors (consistent with Independent Standards Board Standard No. 1) that discloses all relationships and services that may impact the objectivity and independence of the independent auditors; (ii) discuss with the independent auditors any disclosed relationships or services that may impact their objectivity and independence; and (iii) satisfy itself as to the independence of the independent auditors.

4.	The Committee shall annually obtain and review a report by the independent auditors describing: (i) the independent auditors’ internal quality-control procedures; and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the audit firm, and any steps taken to deal with such issues.

5.	The Committee shall confirm compliance by the independent auditors with laws and regulations relating to audit partner rotation.

6.	The Committee shall obtain, review and discuss quarterly reports from the independent auditors to the Committee with respect to critical accounting policies and practices, alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including ramifications of the use of such alternative disclosure and treatments, and the treatment preferred by the independent auditors and the impact of each on the quality and reliability of the Company’s financial reporting, and other material communications with management, such as any management letter or schedule of unadjusted differences. All material communications shall be promptly provided to each member of the Committee.

7.	The Committee shall review with the independent auditors and management the scope of the proposed audit plan for the current year, and at the conclusion thereof review such audit and any comments and recommendations of the independent auditors.

8.	The Committee shall discuss with management and the independent auditors any accounting adjustments that were noted or proposed by the independent auditors but not adopted or reflected.

9.	The Committee shall regularly review with the independent auditors any audit problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of the independent auditors’ activities or access to requested information and any significant disagreements with management and management’s response thereto.

10.	The Committee shall annually review the qualifications, performance and independence of the independent auditors and the senior members of the independents auditors’ audit engagement team.

11.	The Committee shall annually prepare the report required by the proxy rules promulgated by the SEC to be included in the Company’s annual proxy statement.

Financial Statements

12.	The Committee shall review and discuss with management and the independent auditors the Company’s annual audited financial statements and the Company’s quarterly financial statements (including disclosures made in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” portion thereof) prior to issuance or filing.

13.	The Committee shall discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

14.	The Committee shall recommend to the Board, if appropriate, that the Company’s annual audited financial statements be included in the Company’s annual report on Form 10-K for filing with the SEC.

Accounting and Financial Reporting Processes and Risk Assessment

15.	The Committee shall periodically discuss with the independent auditors, without management being present, their judgments about the quality, appropriateness and acceptability of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting, and the completeness and accuracy of the Company’s financial statements.

16.	The Committee shall review with management and the independent auditors any legal, regulatory or compliance matters that could have a significant impact on the Company’s financial statements, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

17.	The Committee shall discuss generally the types of information to be disclosed and the presentation to be made in press releases regarding the Company’s earnings, including the use of non-GAAP financial data, and in financial information and earnings guidance (if any) otherwise publicly announced or given to ratings agencies or other third parties.

18.	The Committee shall review with management and, if necessary, the independent auditors and Company counsel, press releases announcing quarterly and annual financial results and other financial reporting information prior to their release.

19.	The Committee shall review any off-balance sheet transactions, arrangements and obligations (including contingent obligations) and any other relationships of the Company with unconsolidated entities that may have a current or future effect on the Company’s financial statements.

20.	The Committee shall review and discuss with management, and to the extent the Committee deems necessary or appropriate, the independent auditors, the Company’s disclosure controls and procedures that are designed to ensure that the reports the Company files with the SEC comply with the SEC’s rules and forms.

21.	The Committee shall review the Company’s major financial risk exposures, the Company’s system of internal controls and policies relating to risk assessment and management and the steps management has taken to monitor and control such exposures.

Internal Controls

22.	The Committee shall work towards establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

23.	The Committee shall review the reports of the Chief Executive Officer and Chief Financial Officer (in connection with their required certifications for the Company’s filings with the SEC) regarding any significant deficiencies or material weaknesses in the design or operation of internal controls, and any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

Other

24.	The Committee shall take steps to ensure that the Company shall not hire any person to perform a financial reporting oversight role who has provided more than ten hours of audit, review or attest services as part of the independent auditors’ audit engagement team within the past year. A financial reporting oversight role refers to a role in which an individual has direct responsibility for or oversight of those who prepare the Company’s financial statements and related information which will be included in the Company’s filings with the SEC, and also includes members of the Board who may have significant interaction with the independent auditors’ audit engagement team.

25.	The Committee shall, prior to the Company entering into any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC (such transaction being a “Related Party Transaction”), review and approve such transaction and recommend to the Board that it approve such transaction; however, the Company may only enter into a Related Party Transaction approved by the Committee if the Board also approves such transaction. The Committee shall report to the Board any proposed Related Party Transaction that it does not approve. The Committee shall also review and report to the Board any questions of possible conflict of interest involving Board members, members of senior management or their immediate families.

26.	The Committee shall oversee the Company’s internal audit function, including (i) the appointment, replacement, dismissal and compensation of the Company’s senior most internal auditor and (ii) reviewing the internal audit department’s staffing, budget and responsibilities.

27.	The Committee shall annually review and evaluate the performance of the Committee, including compliance by the Committee with this Charter.

28.	The Committee shall annually review and assess the adequacy of this Charter and submit any proposed changes to the Board for approval.

29.	The Committee shall perform any other activities consistent with this Charter, and the Company’s Bylaws and Certificate of Incorporation, as the Committee may deem necessary or appropriate for the fulfillment of its responsibilities under this Charter or as required by applicable law or regulation, or as may be determined by the Board.

IV. Committee Resources and Advisors

The Committee shall have the authority to retain, at the expense of the Company, such independent legal and other advisors as it shall deem necessary to carry out its duties, without Board or management approval. The Committee members will be provided with continuing education opportunities in financial reporting and other areas relevant to the Committee.

The Company shall provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisors engaged by the Committee as provided above; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

V. Limitation of Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

WIDEPOINT CORPORATION

        The undersigned, in order to amend and restate the Certificate of Incorporation of WidePoint Corporation in accordance with the General Corporation Law of the State of Delaware, does hereby certify:

ARTICLE I. NAME

        The name of the Corporation is WidePoint Corporation (the “Corporation”).

ARTICLE II. REGISTERED OFFICE

        The address of the Corporation’s registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III. PURPOSE

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV. CAPITAL STOCK

        The aggregate number of shares of stock that the Corporation shall have authority to issue is one hundred twenty million (120,000,000), of which ten million (10,000,000) shares, with a par value of $0.001 per share, are designated as Preferred Stock, and one hundred ten million (110,000,000), with a par value of $0.001 per share, are designated as Common Stock.

        (a) Provisions Relating to the Common Stock.

(1) Each holder of Common Stock is entitled to one vote for each share of Common Stock standing in such holder’s name on the records of the Corporation on each matter submitted to a vote of the stockholders, except as otherwise required by law.

(2) The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

        (b) Provisions Relating to the Preferred Stock. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(1) The number of shares constituting that series and the distinctive designation of that series;

(2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(5) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

(8) Any other relative rights, preferences and limitations of that series.

        Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period. If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

ARTICLE V. BOARD OF DIRECTORS

        (a) Number. The number of directors constituting the entire Board shall be as fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire Board shall be seven until otherwise fixed by a majority of the entire Board.

        (b) Election. The election of directors need not be by written ballot.

        (c) Classified Board. The Board of Directors shall be divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire Board permits with the term of office of one class expiring each year. At the first annual meeting of the stockholders, directors of the first class will be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class will be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of the third class will be elected to hold office for a term expiring at the third succeeding annual meeting.

ARTICLE VI. BYLAWS

        The Board of Directors is authorized to adopt, amend, or repeal bylaws for the Corporation by a majority of the directors present at a meeting lawfully convened.

ARTICLE VII. LIABILITY

        To the full extent permitted by the General Corporation Law of the State of Delaware or any of the applicable laws presently or hereafter in effect, no director or officer of the Corporation will be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director or officer of the Corporation. Any amendment or repeal of this Article VII will not adversely affect any right or protection of a director or officer of the Corporation existing immediately prior to such amendment or repeal.

ARTICLE VIII. INDEMNIFICATION

        (a) Right to Indemnification. Any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or agent of another entity) (the “Indemnitee”) is entitled to be indemnified by the Corporation to the fullest extent then permitted by law against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she actually and reasonably incurs in connection with such proceeding to the fullest extent permitted by the General Corporation Law of the State of Delaware.

        (b) Inurement. The right to indemnification shall inure whether or not the claim asserted is based on matters that predate the adoption of this Article VIII, will continue as to an Indemnitee who has ceased to hold the position by virtue if which he or she was entitled to indemnification, and will inure to the benefit of his or her heirs and personal representatives.

        (c) Non-exclusivity of Rights. The right to indemnification and to the advancement of expenses conferred by this Article VIII are not exclusive of any other rights that an Indemnitee may have or acquire under any statute, bylaw, agreement, vote of stockholders or disinterested directors, this Certificate of Incorporation or otherwise.

        (d) Advancement of Expenses. The Corporation will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with defending any proceeding for which he or she is indemnified by the Corporation, in advance of the final disposition of such proceeding; provided that, if then required by the Delaware General Corporation Law, the expenses incurred by or on behalf of an Indemnitee may be paid in advance of the final disposition of a proceedings only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the Indemnitee is not entitled to be indemnified for such expenses.

        (e) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any potential Indemnitee under this Article VIII against any loss, whether or not the Corporation would have the power to indemnify such person against such loss under this Article VIII and the General Corporation Law of the State of Delaware.

ARTICLE IX. PROHIBITION OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

        Except as the Board of Directors may otherwise provide with respect to the rights of Preferred Stockholders, any action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected without a meeting only by the unanimous written consent of stockholders.

        This Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with the General Corporation Law of the State of Delaware.

        In Witness Whereof, I have signed this Amended and Restated Certificate of Incorporation of WidePoint Corporation this     day of                     , 2005.

________________________________________________
Steve L. Komar, President

EXHIBIT B

WIDEPOINT CORPORATION (FORMERLY ZMAX CORPORATION)

1997 STOCK INCENTIVE PLAN

SECTION 1 DEFINITIONS

        1.1 Definition. Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

        (a) “Affiliate” means:

(i) an entity that directly or through one or more intermediaries is controlled by the Company, and

(ii) any entity in which the Company has a significant equity interest, as determined by the Company.

        (b) “Board of Directors” means the board of directors of the Company.

        (c) “Code” means the Internal Revenue Code of 1986, as amended.

        (d) “Committee” means the committee appointed by the Board of Directors to administer the Plan. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of at least two members of the Board of Directors who are both “outside directors” as defined in Treas. Reg. sec. 1. 162-27(e) as promulgated by the Internal Revenue Service and “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act.

        (e) “Company” means WidePoint Corporation, a Delaware corporation.

        (f) “Disability” has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

        (g) “Dividend Equivalent Rights” means certain rights to receive cash payments as described in Section 3.5.

        (h) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

        (i) “Fair Market Value” with regard to a date means:

(1)	the average of the high and low prices at which Stock shall have been sold on that date or the last trading date prior to that date as reported by the Nasdaq Stock Market (or, if applicable, as reported by a national securities exchange selected by the Committee on which the shares of Stock are then actively traded) and published in The Wall Street Journal,

(2)	if Stock is not traded on a securities exchange, but is reported by the Nasdaq Stock Market and market information is published on a regular basis in The Wall Street Journal, the average of the published high and low sales prices for that date or the last business day prior to that date as published in The Wall Street Journal,

(3)	if such market information is not published on a regular basis, the average of the high bid and low asked prices of Stock in the over-the-counter market on that date or the last business day prior to that date, as reported by the Nasdaq Stock Market, or, if not so reported, by a generally accepted reporting service, or

(4)	if Stock is not publicly traded, as determined in good faith by the Committee with due consideration being given to (i) the most recent independent appraisal of the Company if such appraisal is not more than twelve months old and (ii) the valuation methodology used in any such appraisal provided that, for purposes of granting awards other than Incentive Stock Options, Fair Market Value of the shares of Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value.

        (j) “Option” means a non-qualified stock option or an incentive stock option.

        (k) “Over 10% Own” means an individual who at the time an Incentive Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

        (l) “Participant” means an individual who receives a Stock Incentive hereunder.

        (m) “Performance Unit Award” refers to a performance unit award as described in Section 3.6.

        (n) “Phantom Shares” refers to the rights described in Section 3.7.

        (o) “Plan” means the ZMAX Corporation 1997 Stock Incentive Plan.

        (p) “Stock” means the Company’s common stock.

        (q) “Stock Appreciation Right” means a stock appreciation right described in Section 3.3.

        (r) “Stock Award” means a stock award described in Section 3.4.

        (s) “Stock Incentive Agreement” means an agreement between the Company and a Participant or other documentation evidencing an award of a Stock Incentive.

        (t) “Stock Incentive Program” means a written program established by the Committee, pursuant to which Stock Incentives are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

        (u) “Stock Incentives” means, collectively, Dividend Equivalent Rights, Incentive Stock Options, Non-Qualified Stock Options, Phantom Shares, Stock Appreciation Rights and Stock Awards.

        (v) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        (w) “Termination of Employment” means the termination of the employee/employer relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

SECTION 2 THE STOCK INCENTIVE PLAN

        2.1 Purpose of the Plan. The Plan is intended to (a) provide incentive to officers and key employees of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by officers and key employees by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining key personnel and consultants.

        2.2 Stock Subject to the Plan. Subject to adjustment in accordance with Section 5.2, 10,000,000 shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance pursuant to Stock Incentives. At no time may the Company have outstanding under the Plan, Stock Incentives subject to Section 16 of the Exchange Act and shares of Stock issued in respect of Stock Incentives under the Plan in excess of the Maximum Plan Shares. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan.

        2.3 Administration of the Plan. The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers and key employees of the Company or its Affiliates to whom Stock Incentives will be granted and the terms and provisions of Stock Incentives, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee’s decisions are final and binding on all Participants.

        2.4 Eligibility and Limits. Stock Incentives may be granted only to officers, and key employees and consultants of the Company, or any Affiliate of the Company; provided, however, that an incentive stock option may only be granted to an employee of the Company or any Subsidiary. In the case of incentive stock options, the aggregate Fair Market Value (determined as at the date an incentive stock option is granted) of stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the incentive stock option(s) which cause the limitation to be exceeded will be treated as nonqualified stock option(s).

SECTION 3 TERMS OF STOCK INCENTIVES

        3.1 Terms and Conditions of All Stock Incentives.

        (a) The number of shares of Stock as to which a Stock Incentive may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits on Options and Stock Appreciation Rights in the following sentence. To the extent required under Section 162(m) of the Code and the regulations thereunder for compensation to be treated as qualified performance based compensation, the maximum number of shares of Stock with respect to which Options or Stock Appreciation Rights may be granted during any one year period to any employee may not exceed 3,000,000.

        (b) Each Stock Incentive will either be evidenced by a Stock Incentive Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, or be made subject to the terms of a Stock Incentive Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate. Each Stock Incentive Agreement or Stock Incentive Program is subject to the terms of the Plan and any provisions contained in the Stock Incentive Agreement or Stock Incentive Program that are inconsistent with the Plan are null and void.

        (c) The date a Stock Incentive is granted will be the date on which the Committee has approved the terms and conditions of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares covered by the Stock Incentive, and has taken all such other actions necessary to complete the grant of the Stock Incentive.

        (d) Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement or Stock Incentive Program.

        3.2 Terms and Conditions of Options. Each Option granted under the Plan must be evidenced by a Stock Incentive Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an incentive stock option described in Code Section 422 or a non-qualified stock option, and the Option must be clearly identified as to its status as an incentive stock option or a non-qualified stock option. Incentive stock options may only be granted to employees of the Company or any Subsidiary. At the time any incentive stock option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an incentive stock option. An incentive stock option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s stockholders.

        (a) Option Price. Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the exercise price (the “Exercise Price”) per share of Stock purchasable under any Option must be as set forth in the applicable Stock Incentive Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted with respect to an incentive stock option. With respect to each grant of an incentive stock option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than 110% of the Fair Market Value on the date the Option is granted. The Exercise Price of an Option may be amended or modified after the grant of the Option, and an Option may be surrendered in consideration of or exchanged for a grant of a new Option having an Exercise Price below that of the Option which was surrendered or exchanged.

        (b) Option Term. Any incentive stock option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any incentive stock option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Non-Qualified Stock Option must be as specified in the applicable Stock Incentive Agreement.

        (c) Payment. Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Stock Incentive Agreement or by amendment thereto, including, but not limited to, cash or, if the Stock Incentive Agreement provides:

(i)	by delivery to the Company of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

(ii)	in a cashless exercise through a broker; or

(iii)	by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

In its discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion. Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an option until full payment has been made by the Participant. The holder of an Option, as such, has none of the rights of a stockholder.

        (d) Conditions to the Exercise of an Option. Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Stock Incentive Agreement to the contrary.

        (e) Termination of Incentive Stock Option. With respect to an incentive Stock option, in the event of termination of employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of termination of employment; provided, however, that in the case of a holder whose termination of employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the incentive stock option will be a nonqualified option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), termination of employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the incentive stock option of the Participant in a transaction to which Code Section 424(a) is applicable.

        (f) Serial Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

        3.3 Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan must be evidenced by a Stock Incentive Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price which, in the case of a Stock Appreciation Right granted in connection with an Option, may not be less than the Exercise Price for that number of shares subject to that Option. A Stock Appreciation Right granted in connection with a Stock Incentive may only be exercised to the extent that the related Stock Incentive has not been exercised, paid or otherwise settled.

        (a) Settlement. Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

        (b) Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

        3.4 Terms and Conditions of Stock Awards. The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be as the Committee determines, and the certificate for such shares will bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Committee has the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

        3.5 Terms and Conditions of Dividend Equivalent Right. A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

        (a) Payment. Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

        (b) Conditions to Payment. Each Dividend Equivalent Right granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Committee, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part.

        3.6 Terms and Conditions of Performance Unit Awards. A Performance Unit Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee. At the time of the grant, the Committee must determine the base value of each unit, the number of units subject to a Performance Unit Award, the performance factors applicable to the determination of the ultimate payment value of the Performance Unit Award and the period over which Company performance shall be measured. The Committee may provide for an alternate base value for each unit under certain specified conditions.

        (a) Payment. Payment in respect of Performance Unit Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

        (b) Conditions to Payment. Each Performance Unit Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Performance Unit Award, the Committee, at any time before complete termination of such Performance Unit Award, may accelerate the time or times at which such Performance Unit Award may be paid in whole or in part.

        3.7 Terms and Conditions of Phantom Shares. Phantom Shares shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period. At the time of the grant, the Committee will determine the factors which will govern the portion of the rights so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment. Phantom Share awards containing performance criteria may be designated as Performance Share Awards.

        (a) Payment. Payment in respect of Phantom Shares may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

        (b) Conditions to Payment. Each Phantom Share granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Phantom Share, the Committee, at any time before complete termination of such Phantom Share, may accelerate the time or times at which such Phantom Share may be paid in whole or in part.

        3.8 Treatment of Awards Upon Termination of Employment. Except as otherwise provided by Plan Section 3.2(e), any award under this Plan to a Participant who has experienced a Termination of Employment may be cancelled, accelerated, paid or continued, as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Employment or such other factors as the Committee determines are relevant to its decision to continue the award.

SECTION 4 RESTRICTIONS ON STOCK

        4.1 Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant’s name, but, if the applicable Stock Incentive Agreement or Stock Incentive Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the “Custodian”). Each applicable Stock Incentive Agreement or Stock Incentive Program providing for transfer of shares of Stock to the Custodian must appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement or Stock Incentive program, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement or Stock Incentive Program. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must provide in the applicable Stock Incentive Agreement or Stock Incentive Program that such dividends shall be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

        4.2 Restrictions on Transfer. The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program, and the shares so transferred will continue to be bound by the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program.

SECTION 5 GENERAL PROVISIONS

        5.1 Withholding. The Company must deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may pay the withholding tax in cash, or, if the applicable Stock Incentive Agreement or Stock Incentive Program provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or with respect to a Stock Award, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise or payment of a Stock Incentive (a “Withholding Election”). A Participant may make a Withholding Election only if both of the following conditions are met:

        (a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

        (b) Any Withholding Election made will be irrevocable except on six months advance written notice delivered to the Company; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

        5.2 Changes in Capitalization; Merger; Liquidation.

        (a) The number of shares of Stock reserved for the grant of Options, Dividend Equivalent Rights, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option, Dividend Equivalent Right, Phantom Share and Stock Appreciation Right and upon vesting or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option and the specified number of shares of Stock to which each outstanding Dividend Equivalent Right, Phantom Share and Stock Appreciation Right pertains must be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

        (b) In the event of a merger, consolidation or other reorganization of the Company or tender offer for shares of Stock, the Committee may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect such merger, consolidation, reorganization or tender offer, including, without limitation, the substitution of new awards, or the adjustment of outstanding awards, the acceleration of awards, the removal of restrictions on outstanding awards, or the termination of outstanding awards in exchange for the cash value determined in good faith by the Committee of the vested portion of the award. Any adjustment pursuant to this Section 5.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive, but except as set forth in this Section may not otherwise diminish the then value of the Stock Incentive.

        (c) The existence of the Plan and the Stock Incentives granted pursuant to the Plan must not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

        5.3 Cash Awards. The Committee may, at any time and in its discretion, grant to any holder of a Stock Incentive the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Stock Incentive or the exercise of rights thereunder.

        5.4 Compliance with Code. All incentive stock options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all incentive stock options granted hereunder must be construed in such manner as to effectuate that intent.

        5.5 Right to Terminate Employment. Nothing in the Plan or in any Stock Incentive confers upon any Participant the right to continue as an employee or officer of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant’s employment at any time.

        5.6 Non-alienation of Benefits. Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

        5.7 Restrictions on Delivery and Sale of Shares; Legends. Each Stock Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

        5.8 Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Stock Incentive so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

        5.9 Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of a Stock Incentive may adversely affect the rights of the Participant under such Stock Incentive.

        5.10 Stockholder Approval. The Plan must be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained, any Stock Incentive granted hereunder will be void.

        5.11 Choice of Law. The laws of the State of Maryland govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

        5.12 Effective Date of Plan. The Plan shall become effective April 17, 1997, subject, however, to the approval of the Plan by the Company’s shareholders. Stock Incentives granted hereunder prior to such approval shall be conditioned upon such approval. Unless such approval is obtained within one year after the effective date of this Plan, any Stock Incentives awarded hereunder shall become void thereafter.

WIDEPOINT CORPORATION (FORMERLY ZMAX CORPORATION)
By: /s/ Steve Komar
Steve Komar
President